UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment No. 1
                                       to
                                   Form 8-K/A

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)   July 10, 2001 (June 27, 2001)



                                travelbyus, Inc.
             (Exact name of registrant as specified in its charter)


             Texas                        001-13081              75-2631373
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                      Identification  No.)



     700 North Pearl Street, Suite 2170, Dallas, Texas              75201
          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code   (214) 922-8100
         travelbyus, Inc. (the "Company") is filing this Form 8-K/A to amend its Current Report on Form 8-K dated May 2, 2001.

Item 2.  Acquisition or Disposition of Assets

         On April 13, 2001, the United States District Court for the Northern District of Illinois entered an order granting a motion to approve the sale of certain assets of Med Resorts International, Inc. ("MRI") to American Vacation Resorts, Inc. ("AVR"), a corporation in which the Company and Mr. Wright each held a 50% beneficial interest, subject to the issuance or reservation of shares representing 17.5% of the AVR's outstanding common stock under an equity incentive program for current or future management personnel of AVR. The assets of MRI consist principally of notes of MRI's vacation club members, three hotels and certain condominium units and time share intervals in hotel and resort properties. MRI was placed in receivership in August, 2000 in an action filed against it by the Federal Trade Commission and the Commonwealth of Virginia in the United States District Court for the Northern District of Illinois.

         The Company subsequently purported to exercise an option to acquire the 50% of the common stock of AVR held by Mr. Wright. As previously disclosed in the Company's most recent quarterly report on Form 10-QSB, the Company had neither resolved all issues concerning the terms of the option exercise nor entered into definitive agreements for the transfer of Mr. Wright's interest in AVR. The parties subsequently concluded that, under the terms of the court's order, the transfer could not become effective for a 10-year period. In order to resolve this and other issues before the court (under the continuing jurisdiction over the MRI matter that it had retained), the Company elected to relinquish its interest in AVR in consideration of receiving a return of its $1.5 million capital contribution to AVR (subject to reduction for legal expenses of the parties incurred in connection with the court proceedings) equal to 50% of any new capital raised by AVR and on a subordinated basis from excess cash flow, if any. These payments are to commence following the time the Company obtains releases of the liens on the AVR assets securing obligations of the Company in the original principal amount of $5.1 million. The Company has also agreed to advance up to an additional $175,000 to AVR. Separately, the Company negotiated agreements with Mr. Wright, AVR and other corporations controlled by Mr. Wright under which the parties agreed to mutual releases and the Company received the right to the return of the $200,000 it had advanced to Mr. Wright and other consideration unrelated to AVR.

         Under the terms of a stipulated order of the court, the Company will neither have any continuing ownership rights in AVR (and, therefore, AVR will not be a subsidiary of the Company) nor have any role in the management or operations of AVR, except that the Company will continue to provide travel fulfillment services to AVR on a non-exclusive basis and, until it obtains releases of the liens on AVR assets securing obligations in the original principal amount of $5.1 million, certain of the Company's guaranties of AVR's obligations will remain in place. The Company has committed to cause these liens to be released no later than September 30, 2001, and AVR will not guarantee or pledge its assets to support or secure any obligations of the Company. If the Company fails to satisfy this and other obligations under the terms of the order, then, among other consequences, its guaranties of AVR's obligations will not be released and the Company will relinquish its rights to repayment of its capital contribution to AVR. Although it has not identified any other possible vacation club acquisitions to replace AVR, to the extent one is identified that, in management's opinion, will enhance the Company's existing vacation services businesses, can be acquired and financed on favorable terms and can be acquired and operated without direct governmental supervision or restraints, management intends to seek to consummate such a transaction.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of businesses acquired.

         Not applicable.

         (b)      Pro forma financial information.

         Not applicable.

         (c)        Exhibits.

         None



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                              TRAVELBYUS, INC.


                                 By:        /s/ William Kerby
                                           ------------------
                                                William Kerby
                                                Chief Executive Officer


Date:        July 10, 2001